EXHIBIT 2


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                              BLUESTAR HEALTH, INC.

     Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

     FIRST: The name of the corporation is Bluestar Health, Inc.

     SECOND: The following amendments were approved by unanimous vote of the Board of Directors on October 25, 2007, and a majority vote of the stockholders on [December 4, 2007]. The number of shares voted for the amendment was sufficient for approval:

ARTICLE I - NAME shall be amended and restated to read as follows:
----------------

                                   "ARTICLE I

                                      NAME

            The name of the Corporation is Zeon Global Energy, Inc."

ARTICLE II - PURPOSE Shall be amended and restated to read as follows:
--------------------

                                   "ARTICLE II
                                     PURPOSE

The corporation is organized for the purpose of conducting any lawful business; and to have, enjoy and exercise all the rights, purposes and privileges which are now or which may hereafter be conferred upon corporations organized under the present laws of the State of Colorado or as such laws may be amended to grant any further rights, purposes and privileges."


ARTICLE V - CAPITAL shall be amended and restated to read as follows:
-------------------

                                   "ARTICLE V

                                     CAPITAL

(a) Authorized Capital. The aggregate number of shares of Capital Stock which the Corporation shall have authority to issue is 220,000,000, said shares to consist of the following:

          (1) 200,000,000 shares of Common Stock, with a par value of $0.001 per share ("Common Stock");

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          (2) 20,000,000 shares of Preferred Stock, with a par value of $0.01 per share ("Preferred Stock").

     (b) Shares Fully Paid and Nonassessable. All shares of Common Stock and all shares of Preferred Stock issued by the Corporation shall be fully paid and nonassessable.

     (c) Rights of Preferred Stock. The Board is authorized, subject to limitations prescribed by law and to the provisions of this Article V, to provide for the issuance of shares of Preferred Stock in series and, by filing articles of amendment pursuant to the Colorado Statutes (a "Statement of Designations"), to establish the number of shares of Preferred Stock of each series. The authority of the Board with respect to each series shall, to the extent allowed by the Colorado Statutes, but subject to the qualifications, limitations and restrictions set forth in this Article V, include, without limitation, the authority to establish and fix the following:

          (1) The number of shares initially constituting such series and the distinctive designation of such series;

          (2) Whether such series shall have any dividend rights, and, if so, the dividend rate on the shares of such series, the time of payment of such dividends, whether such dividends are cumulative and the date from which any dividends shall be cumulative;

          (3) Whether any of the shares of such series shall be redeemable, and, if so, the price (or method of determining the price) at which and the terms and conditions upon which such shares shall be redeemable;

          (4) Whether such series shall have a sinking fund or reserve account for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund or reserve account;

          (5) The rights of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (6) Subject to subparagraph (c)(iv) of this Article V, the terms of voting rights of shares of that series; and

          (7) Whether such series shall have conversion privileges, and, if so, the terms and conditions of such conversion privileges including provisions, if any, for adjustment of the conversion rate and for payment of additional amounts by holders of shares of that series upon exercise of such conversion privileges.

              The Board is expressly authorized to vary the provisions relating to the foregoing matters between the various series of Preferred Stock, but, unless otherwise specified in the Statement of Designations, in all other respects the shares of each series shall be of equal rank with each other regardless of series. Notwithstanding the fixing of the number of shares constituting a particular series upon the issuance thereof, unless otherwise specified in the Statement of Designations, the Board may at any time thereafter authorize the issuance of additional shares of the same series or may reduce (but not below the number of shares then outstanding) the number of shares constituting such series. In case the number of shares of Preferred Stock is reduced, the shares representing such decrease shall, unless otherwise specified in the Statement of Designations,

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be restored to the status of authorized and unissued Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of any other series of Preferred Stock.

              Any of the terms of a series of Preferred Stock may be made dependent upon facts ascertainable outside of these Articles of Incorporation and the Statement of Designations creating the series, provided that the manner in which such facts shall operate upon such series is clearly and expressly set forth in these Articles of Incorporation or in the Statement of Designations.

              (i) Dividend Rights. A Statement of Designations may prescribe such dividend rights, if any, for a series of Preferred Stock as the Board shall determine. So long as any shares of Preferred Stock are outstanding, no dividends or other distributions (other than dividends or distributions payable in shares of Common Stock or any other class of stock ranking junior to the Preferred Stock as to dividends or upon liquidation) shall be declared or paid or set aside for payment upon the Common Stock or upon any other class of stock ranking junior to the Preferred Stock as to dividends or upon liquidation, unless all dividends payable to holders of each series of outstanding Preferred Stock for its current dividend period, and in the case of cumulative dividends all past dividend periods have been paid, are being paid or have been set aside for payment, in accordance with the terms of the applicable Statement of Designations. In addition, the Corporation shall not redeem, purchase, or otherwise acquire for any consideration any Common Stock or any other class of stock ranking junior to the Preferred Stock as to dividends or upon liquidation, unless all dividends payable to holders of each series of outstanding Preferred Stock for its current dividend period, and in the case of cumulative dividends all past dividend periods, have been paid, are being paid or have been set aside for payment, in accordance with the terms of the applicable Statement of Designations.

              (ii) Redemption. A Statement of Designations may prescribe such redemption rights and obligations and sinking fund provisions, if any, with respect to a series of Preferred Stock as the Board shall determine. Except as otherwise specified in the Statement of Designations, shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased or otherwise acquired by the Corporation or which, if convertible, have been converted into shares of stock of the Corporation of any other class or classes, shall be restored to the status of authorized and unissued Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of any other series of Preferred Stock.

              (iii) Rights on Liquidation. A Statement of Designations shall prescribe such rights on liquidation or dissolution of the Corporation (whether voluntary or involuntary) with respect to a series of Preferred Stock as the Board shall determine, provided that, without limitation, the voluntary sale, lease, exchange or transfer (for each, securities or other consideration) of all or substantially all of the Corporation's property or assets to, or its consolidation or merger with, any other corporation or corporations shall not be deemed to be a liquidation or dissolution or winding up of the Corporation, voluntary or involuntary.

              (iv) Voting Rights. A Statement of Designations may designate the terms upon which the Preferred Stock is to vote, including the number of votes each share of the Preferred Stock shall be entitled to, and whether a series of Preferred Stock shall vote as a separate class or with any other series of the Preferred Stock or with any class or series of the Common Stock.

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              (v) Conversion Rights. A Statement of Designations may provide such rights, if any, for the holders of a series of Preferred Stock to convert their shares into any other class or series of stock at such price or prices or at such rates of exchange and with such adjustments as the Board shall determine. Except as otherwise specified in the Statement of Designations, shares of Preferred Stock of any series that have been so converted shall be restored to the status of authorized and unissued Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of any other series of Preferred Stock.

     (d) Rights of Series A Convertible Preferred. Series A Convertible Preferred Shares shall have the following rights:

          (1) Series A Convertible Preferred Stock shall consist of 10,000 shares authorized and shall be referred to herein as Series A.

          (2) Series A shall have rights to dividends equivalent to the number of Common Shares into which they are convertible, payable pari passu.

          (3) Series A shares are not redeemable.

          (4) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, subject to the rights of Preferred Stock that may from time to time come into existence, the holders of Series A shall be entitled to participate, pro rata, in any distribution of any of the assets of this corporation equivalent to the holders of Common Stock increased by the number of shares of Common Stock into which Series A is convertible.

          (5) The holders of Series A shall have voting rights equivalent to the number of Common Shares into which the Series A is convertible, voting with the holders of Common Stock as a single class. Series A holders shall be entitled to receive notice of any stockholders' meeting in accordance with the bylaws of this Corporation as are Common Stock holders.

          (6) Series A shares shall be automatically converted into Common Shares immediately upon the existence of sufficient Common Shares to permit the conversion of all outstanding Series A shares at a ratio of four thousand four hundred (4,400) shares of Common Stock for each share of Series A. No fractional shares of Common Stock shall be issued upon conversion of Series A stock, the number of shares of Common Stock issued shall be rounded down to the nearest whole share. The conversion ratio shall be subject to equitable adjustment pursuant to the terms of a Stock Purchase and Recapitalization Agreement between the Corporation and Zeon Fuel, Inc.

     (e) Rights of Series B Convertible Preferred. Series B Convertible Preferred Shares shall have the following rights:

          (1) Series B Convertible Preferred Stock shall consist of 10,000 shares authorized and shall be referred to herein as Series B.

          (2) Series B shall have rights to dividends equivalent to the number of Common Shares into which they are convertible, payable pari passu.

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          (3) Series B shares are not redeemable.

          (4) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, subject to the rights of Preferred Stock that may from time to time come into existence, the holders of Series B shall be entitled to participate, pro rata, in any distribution of any of the assets of this corporation equivalent to the holders of Common Stock increased by the number of shares of Common Stock into which Series B is convertible.

          (5) The holders of Series B shall have voting rights equivalent to the number of Common Shares into which the Series A is convertible, voting with the holders of Common Stock as a single class. Series A holders shall be entitled to receive notice of any stockholders' meeting in accordance with the bylaws of this Corporation as are Common Stock holders.

          (6) Series B shares shall be automatically converted into Common Shares upon the later to occur of the following: (i) twelve (12) months after the date of issuance, or (ii) immediately upon the existence of sufficient Common Shares to permit the conversion of all outstanding Series B shares at a ratio of fort thousand six hundred forty-one and thirty-eight hundredths (4,641.38) shares of Common Stock for each share of Series B. No fractional shares of Common Stock shall be issued upon conversion of Series B stock, the number of shares of Common Stock issued shall be rounded down to the nearest whole share. The conversion ratio shall be subject to equitable adjustment pursuant to the terms of an Amended and Restated Agreement and Plan of Reorganization between the Corporation and Zeon Fuel, Inc."

ARTICLE XV - ACTION WITHOUT MEETING shall be added as follows:
-----------------------------------

                                  "ARTICLE XIII

                             ACTION WITHOUT MEETING

         Any action required or permitted by articles 101 to 117 of Title 7 of the Colorado Revised Statutes to be taken at a shareholders' meeting may be taken without a meeting by shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted consent to such action in writing."

         THIRD: The effective date of these amendments shall be [________], 2007.

         The undersigned hereby certify that they have on this [__]th day of [_____], 2007 executed these Articles of Amendment amending the Articles of Incorporation heretofore filed with the Secretary of State of Colorado.


                                       ---------------------------------------
                                       Richard M. Greenwood, President and CEO

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